EXHIBIT 99.1
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   FOR FURTHER INFORMATION:
   AT THE COMPANY:          AT ASHTON PARTNERS:
   DENNIS LETHAM            CHRIS KETTMANN      H. PATEL
   CHIEF FINANCIAL OFFICER  INVESTOR INQUIRIES  MEDIA INQUIRIES
   (224) 521-8601           (312) 553-6716      (312) 553-6745



                          ANIXTER INTERNATIONAL INC
                      TO RAISE $125 MILLION IN SALE OF
                    ZERO COUPON CONVERTIBLE SENIOR NOTES
                    ------------------------------------


   GLENVIEW, IL, JUNE 30, 2003 - Anixter International Inc. (NYSE: AXE), today announced that it will seek to raise $125 million through an offering of zero coupon convertible senior notes due 2033. Anixter may raise up to an additional $18.75 million upon exercise of an over-allotment option in connection with the offering. Anixter expects to use the proceeds of the offering to fund possible repurchases of its outstanding debt and equity securities, including the repurchase of up to $17 million of its common stock simultaneous with the offering, and for general corporate purposes.

   Neither the convertible notes nor the shares issuable upon their conversion have been registered under the Securities Act of 1933 or any state securities laws and, until so registered, may not be offered or sold in the United States or any state absent registration or an applicable exemption from registration requirements.

   ABOUT ANIXTER

   Anixter International is the world's leading distributor of communication products, electrical and electronic wire & cable and a leading distributor of fasteners and other small parts ("C" Class inventory components) to Original Equipment Manufacturers. Founded in 1957 and headquartered near Chicago, Anixter trades on The New York Stock Exchange under the symbol AXE.

   SAFE HARBOR STATEMENT

   THE STATEMENTS IN THIS NEWS RELEASE THAT USE SUCH WORDS AS "BELIEVE," "EXPECT," "INTEND," "ANTICIPATE," "CONTEMPLATE," "ESTIMATE," "PLAN," "SHOULD," "MAY," OR SIMILAR EXPRESSIONS ARE FORWARD-LOOKING STATEMENTS. THEY ARE SUBJECT TO A NUMBER OF FACTORS THAT COULD CAUSE THE COMPANY'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM WHAT IS INDICATED HERE. THESE FACTORS INCLUDE GENERAL ECONOMIC CONDITIONS, TECHNOLOGY CHANGES, CHANGES IN SUPPLIER OR CUSTOMER RELATIONSHIPS, EXCHANGE RATE FLUCTUATIONS, AND NEW OR CHANGED COMPETITORS. PLEASE SEE THE COMPANY'S SECURITIES AND EXCHANGE COMMISSION FILINGS FOR MORE INFORMATION.